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                         [LATHAM & WATKINS LETTERHEAD]


                                                                    EXHIBIT 8.01


                                  April 4, 1997


Excel Realty Trust, Inc.
16955 Via Del Campo, Suite 100
San Diego, California 92127

         Re: $500,000,000 Aggregate Offering Price of Securities of Excel Realty Trust, Inc. (the "Company")

Ladies and Gentlemen:

         In connection with the registration statement of Form S-3 (the "Registration Statement") filed by you with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the sale by the Company of up to $500,000,000 aggregate offering price of (i) one or more series of debt securities, (ii) one or more series of preferred stock, par value $.01 per share, (iii) depositary shares representing preferred stock, (iv) shares of common stock, par value $.01 per share, or (v) warrants to purchase common stock, preferred stock, depositary shares or debt securities, you have requested our opinion concerning certain of the federal income tax consequences to the Company of its election to be taxed as a real estate investment trust.

         This opinion is based on various statements of fact and assumptions, including the statements of fact set forth in the Registration Statement. We have also been furnished with, and with your consent have relied upon, certain representations made by the Company with respect to certain factual matters through a certificate of an officer of the Company (the "Officer's Certificate").

         As special tax counsel, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and other instruments, as we have deemed necessary or appropriate for purposes of this opinion. In our examination, we have assumed the

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LATHAM & WATKINS
Excel Realty Trust, Inc.
April 4, 1997
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genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

         We are opining herein as to the effect on the subject transaction only of the federal income tax laws of the United States, and we express no opinion with respect to the applicability thereto, or the effect thereon, of other federal laws, the laws of any other jurisdiction or as to any matters of municipal law or the laws of any other local agencies within any state.

         Based on such statements of fact, assumptions and representations, it is our opinion that:

         1. The Company is organized in conformity with the requirements for qualification as a "real estate investment trust," and its proposed method of operation, as described in the statements of fact and representations of the Company referred to above, will enable it to continue to meet the requirements for qualification and taxation as a "real estate investment trust" under the Internal Revenue Code of 1986, as amended (the "Code").

         2. The statements in the Prospectus set forth under the caption "Certain Federal Income Tax Considerations to the Company of its REIT Election," to the extent such statements constitute matters of law, summaries of legal matters, or legal conclusions, have been reviewed by us and are accurate in all material respects.

         No opinion is expressed as to any matter not discussed herein.

         This opinion is based on various statutory provisions, regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service and the courts having jurisdiction over such matters, all of which are subject to change either prospectively or retroactively. Any such change may affect the conclusions stated herein. Also, any variation or difference in the facts from those set forth in the statements of fact in the Registration Statement and the representations made by the Company through the Officer's Certificate may affect the conclusions stated herein. Moreover, the Company's qualification and taxation as a real estate investment trust depends upon the Company's ability to meet, through actual annual operating results, distribution levels and diversity of stock ownership, the various qualification tests imposed under the Code, the results of which have not been and will not be reviewed by Latham & Watkins. Accordingly, no assurance can be given that the actual results of the Company's operation for any particular taxable year have satisfied or will satisfy such requirements.


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LATHAM & WATKINS
Excel Realty Trust, Inc.
April 4, 1997
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         This opinion is furnished only to you, and is solely for your use in connection with the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the capital "Legal Matters" in the Registration Statement.


                                                          Very truly yours,


                                                          /s/ LATHAM & WATKINS